Exhibit 32.1

Certification pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Double Halo Resources Inc. (the “Company”) on Form 10-K for the period ended October 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Susan Shacker, Chief Executive Officer and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   January 29, 2009

By:       /s/ Susan Shacker
Susan Shacker
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer